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            [PRICEWATERHOUSECOOPERS LETTERHEAD]                    EXHIBIT 16.1

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April 5, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the disclosure related to Change in Independent Accountants required by Item 304 of Regulation S-K in the Form S-1 filed March 31, 2000 of Kosan Biosciences Incorporated and are in agreement with the statements contained in the second paragraph on page 54 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

                                       /s/ PricewaterhouseCoopers LLP